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                                                                   EXHIBIT 10.43

                                AMENDMENT NO. 1

                     CHANGE-IN-CONTROL SEVERANCE AGREEMENT

        THIS AMENDMENT TO THE CHANGE-IN-CONTROL SEVERANCE AGREEMENT (the "Amendment") is made and entered into as of the 19th day of November, 1997, by and between Vencor, Inc., a Delaware corporation ("Vencor" or the "Company"), and W. Bruce Lunsford (the "Employee").

        RECITALS:

        A. Employee has entered into a Change-in-Control Severance Agreement with the Company (the "Agreement").

        B. The Company recognizes that Employee's contribution to Vencor's growth and success has been and continues to be significant.

        C. The Company wishes to amend the Change-in-Control Agreement to recognize Employee's continuing contribution and provide incentive for Employee's ongoing efforts.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        AGREEMENT:

        1. Cash Payment. Section 3.a. shall be changed to the following:

           The Employee shall be paid cash equal to three times the greater of:

           (i) the sum of the Employee's Base Salary and Prior Year's Bonus as of the Termination of Employment, or

           (ii) the sum of the Employee's Base Salary and Prior Year's Bonus as of the Change-in-Control Date.

In addition, notwithstanding any provision to the contrary in the Company's bonus plan, Employee shall be paid a pro rata portion of the maximum bonus to which he or she would have been entitled if (i) Employee had been employed by the Company as of the year-end in which the Termination of Employment had occurred, and (ii) the Company had achieved the highest targeted goals under the bonus plan in effect for such year. The pro rata portion shall be determined based on the number of days within the year that Employee was employed by the Company, divided by 365 days. Payment shall be made in a single lump sum within ten days following the date in which Employee's Termination of Employment occurs.
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     2. Continuation of Benefits. The first six words of Sections 3.b.(i),
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3.b.(ii) and 3.b.(iii) shall be changed to the following:

        For a period of three years....

     3. Defined Terms. All capitalized terms used in this Amendment shall have
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the same definitions as set forth in the Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


VENCOR, INC.                                 EMPLOYEE


By:
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                                             W. Bruce Lunsford